PZENA INVESTMENT MANAGEMENT, INC. REPORTS RESULTS
FOR THE FIRST QUARTER OF 2011

•	Revenues were $21.8 million, operating income was $11.5 million.

•	Diluted earnings per share was $0.11 on GAAP basis and $0.10 on non-GAAP basis.

NEW YORK, NEW YORK, April 26, 2011 – Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the first quarter of 2011 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended March 31,		For the Three Months Ended March 31,
	2011	2010	2011	2010
	(unaudited)

Basic Net Income	$1,657	$984	$909	$744
Basic Earnings Per Share	$0.18	$0.11	$0.10	$0.09

Diluted Net Income	$6,968	$5,722	$6,220	$5,482
Diluted Earnings Per Share	$0.11	$0.09	$0.10	$0.08

The results for the three months ended March 31, 2011 and 2010 include adjustments related to the Company’s tax receivable agreement and the associated liability to selling and converting shareholders.  Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business.  In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items.  Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted net income per share were $6.2 million and $0.10, respectively, for the three months ended March 31, 2011, and $5.5 million and $0.08, respectively, for the three months ended March 31, 2010.  GAAP and non-GAAP net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes non-GAAP measures provide information to better analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Institutional Accounts
Beginning of Period	$12.5	$11.3	$10.7
Inflows	0.4	0.5	0.4
Outflows	(0.6)	(0.4)	(0.3)
Net Flows	(0.2)	0.1	0.1
Market Appreciation	0.7	1.1	0.9
End of Period	$13.0	$12.5	$11.7

Retail Accounts
Beginning of Period	$3.1	$3.0	$3.6
Inflows	0.3	0.3	0.3
Outflows	(0.3)	(0.5)	(0.5)
Net Flows	0.0	(0.2)	(0.2)
Market Appreciation	0.2	0.3	0.3
End of Period	$3.3	$3.1	$3.7

Total
Beginning of Period	$15.6	$14.3	$14.3
Inflows	0.7	0.8	0.7
Outflows	(0.9)	(0.9)	(0.8)
Net Flows	(0.2)	(0.1)	(0.1)
Market Appreciation	0.9	1.4	1.2
End of Period	$16.3	$15.6	$15.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Institutional Accounts	$18,659	$17,499	$16,132
Retail Accounts	3,129	3,006	3,018
Total	$21,788	$20,505	$19,150

Revenues were $21.8 million for the first quarter of 2011, an increase of 13.5%, from $19.2 million, for the first quarter of 2010, and an increase of 6.3%, from $20.5 million, for the fourth quarter of 2010.

Average assets under management for the first quarter of 2011 was $16.2 billion, an  increase of 12.5%, from $14.4 billion, for the first quarter of 2010, and an increase of 9.5%, from $14.8 billion, for the fourth quarter of 2010.

The weighted average fee rate was 0.539% for the first quarter of 2011, increasing from 0.532% for the first quarter of 2010, and decreasing from 0.555% for the fourth quarter of 2010.  The increase from the first quarter of 2010 was primarily due to a shift in asset mix towards our institutional accounts.  Institutional accounts comprised 79.6% of average assets for the three months ended March 31, 2011, increasing from 75.7% for the three months ended March 31, 2010.  In addition, the expiration of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund, which ended in May 2010, contributed to an increase in the weighted average fee rate from the first quarter of 2010.  The decrease from the fourth quarter of 2010 was primarily due to an increase in the average size of the Company’s institutional accounts.  The Company’s tiered fee schedules typically charge lower rates as account size increases.

The weighted average fee rate for institutional accounts was 0.578% for the first quarter of 2011, decreasing from 0.594% for the first quarter of 2010, and from 0.596% for the fourth quarter of 2010. The year-over-year and fourth quarter of 2010 to first quarter of 2011 decreases were primarily due to an increase in the average size of the Company’s institutional accounts, as well as the shift, for certain of the Company’s clients, to a performance-based fee.  These performance-based fees pay incentive fees according to the performance relative to certain agreed-upon benchmarks, which results in a lower base fee, but allows for the Company to earn higher fees if the relevant investment strategy out-performs the agreed-upon benchmark.  This decrease was offset to an extent by a shift in asset mix amongst the Company’s institutional products and an increase in performance fees recognized.

The weighted average fee rate for retail accounts increased to 0.385% for the first quarter of 2011, from 0.341% for the first quarter of 2010, and decreased from 0.396% for the fourth quarter of 2010.  The year-over-year increase was due to the expiration of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund noted above and the timing of asset flows in our retail accounts.  The decrease from the fourth quarter of 2010 to the first quarter of 2011 was due to the timing of asset flows in our retail accounts.

Total operating expenses were $10.3 million in the first quarter of 2011, compared to $9.3 million in the first quarter of 2010, and $9.6 million in the fourth quarter of 2010.  The increase in operating expenses from the first and fourth quarter of 2010 was primarily due to increases in compensation and benefits expenses.

As of March 31, 2011, employee headcount was 67, down from 68 at March 31, 2010, and 70 at December 31, 2010.

Operating margin was 52.8% for the first quarter of 2011, compared to 51.0% for the first quarter of 2010, and 53.2% for the fourth quarter of 2010.

Other income/(expense) was income of $0.1 million for the first quarter of 2011, an expense of $0.7 million for the first quarter of 2010, and an expense of $1.4 million for the fourth quarter of 2010.  Other income/(expense) includes the net realized and unrealized gains recognized by the Company on its direct investments, as well as those recognized by the Company’s external investors on their investments in investment partnerships that the Company is required to consolidate.  These realized and unrealized gains associated with the investments of the Company’s outside interests are offset in net income attributable to non-controlling interests.  First quarter 2011 other income/(expense) also included expenses of $0.1 million associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset.  Such adjustments generated expenses of $1.0 million and $1.7 million in the first and fourth quarters of 2010, respectively.  Details of other income/(expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Interest and Dividend Income	$39	$66	$73
Interest Expense	-	-	(155)
Net Realized and Unrealized Gain from Investments	255	258	464
Change in Liability to Selling and Converting Shareholders¹	(117)	(1,679)	(1,026)
Other Expense	(50)	(3)	(21)
GAAP Other Income/(Expense)	127	(1,358)	(665)
Change in Liability to Selling and Converting Shareholders¹	117	1,679	1,026
Outside Interests of Investment Partnerships²	(50)	(80)	-
Non-GAAP Other Income, Net of Outside Interests	$194	$241	$361

___________________________________

(1)
Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2)	Represents the non-controlling interest allocation of the income of the Company’s consolidated investment partnerships to its external investors.

The Company recognized a $0.6 million income tax provision for the first quarter of 2011, a $0.1 million income tax benefit for the first quarter of 2010, and a $0.6 million income tax benefit for the fourth quarter of 2010.  First quarter 2011 income taxes included a $0.9 million benefit associated with a reduction to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement.  Such adjustments generated an income tax benefit of $1.3 million and $1.9 million for the first and fourth quarters of 2010, respectively.  Details of the income tax provision/(benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Provision/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Unincorporated Business Tax Provision	$767	$648	$615
Corporate Income Tax Provision	681	654	552
Non-GAAP Income Tax Provision	1,448	1,302	1,167
Change in Valuation Allowance¹	(865)	(1,934)	(1,266)
GAAP Income Tax Provision/(Benefit)	$583	$(632)	$(99)

___________________________________

(1)
Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions.  This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Operating Company Allocation¹	$9,290	$8,962	$8,291
Outside Interests of Investment Partnerships²	50	80	-
GAAP Net Income Attributable to Non-Controlling Interests	$9,340	$9,042	$8,291

___________________________________

(1)	Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

(2)	Represents the non-controlling interest allocation of the income of the Company’s consolidated investment partnerships to its external investors.

On April 19, 2011, the Company’s Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on April 26, 2011.  The following dates apply to the dividend:

Record date:        May 19, 2011

Payment date:      June 2, 2011

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.27 per share of its Class A common stock.

First quarter 2011 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its first quarter 2011 financial results and outlook at 10:00 am. ET, Wednesday, April 27, 2011.  The call will be open to the public.
Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.
Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396.  The conference ID number is 60242753.

Replay: The conference call will be available for replay through May 4, 2011, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,”  “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 15, 2011 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:  Lawrence Kohn, 212-355-1600 or kohn@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and Cash Equivalents	$22,054	$16,381
Restricted Cash	1,421	1,420
Advisory Fees Receivable	16,142	15,275
Investments, at Fair Value	6,893	3,323
Prepaid Expenses and Other Assets	1,843	1,217
Deferred Tax Asset, Net of Valuation Allowance of $60,641 and $59,431, respectively	9,324	8,834
Property and Equipment, Net of Accumulated Depreciation of $2,830 and $2,727, respectively	1,966	1,952
TOTAL ASSETS	$59,643	$48,402

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$5,798	$3,879
Liability to Selling and Converting Shareholders	9,580	9,287
Due to Broker	1,774	-
Deferred Compensation Liability	339	875
Other Liabilities	558	565
TOTAL LIABILITIES	18,049	14,606

Equity:
Total Pzena Investment Management, Inc.'s Equity	12,374	10,572
Non-Controlling Interests	29,220	23,224
TOTAL EQUITY	41,594	33,796
TOTAL LIABILITIES AND EQUITY	$59,643	$48,402

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended
	March 31,
	2011	2010

REVENUE	$21,788	$19,150

EXPENSES
Compensation and Benefits Expense	8,388	7,388
General and Administrative Expenses	1,947	1,921
TOTAL OPERATING EXPENSES	10,335	9,309
Operating Income	11,453	9,841

Total Other Income/(Expense)	127	(665)

Income Before Taxes	11,580	9,176

Income Tax Provision/(Benefit)	583	(99)
Consolidated Net Income	10,997	9,275

Less: Net Income Attributable to Non-Controlling Interests	9,340	8,291

Net Income Attributable to Pzena Investment Management, Inc.	$1,657	$984

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,657	$984
Basic Earnings per Share	$0.18	$0.11
Basic Weighted Average Shares Outstanding	9,385,543	8,633,041

Net Income for Diluted Earnings per Share	$6,968	$5,722
Diluted Earnings per Share	$0.11	$0.09
Diluted Weighted Average Shares Outstanding	65,199,988	65,005,989

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis
	Three Months Ended
	March 31,
	2011	2010

REVENUE	$21,788	$19,150

EXPENSES
Compensation and Benefits Expense	8,388	7,388
General and Administrative Expenses	1,947	1,921
TOTAL OPERATING EXPENSES	10,335	9,309
Operating Income	11,453	9,841

Total Other Income, Net of Outside Interests	194	361

Income Before Taxes and Operating Company Allocation	11,647	10,202

Unincorporated Business Tax Provision	767	615
Allocable Income	10,880	9,587

Operating Company Allocation	9,290	8,291
Income Before Corporate Income Taxes	1,590	1,296

Corporate Income Tax Provision	681	552
Non-GAAP Net Income	$909	$744

Tax Receivable Agreement Income, Net of Taxes	748	240
GAAP Net Income	$1,657	$984

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$909	$744
Basic Earnings per Share	$0.10	$0.09
Basic Weighted Average Shares Outstanding	9,385,543	8,633,041

Net Income for Diluted Earnings per Share	$6,220	$5,482
Diluted Earnings per Share	$0.10	$0.08
Diluted Weighted Average Shares Outstanding	65,199,988	65,005,989